Exhibit 21.1

Itron Domestic Subsidiaries

Itron, Inc.

Corporate Headquarters

2818 N. Sullivan Rd.

Spokane, WA 99216-1897

P.O. Box 15288, Spokane, WA 99215-5288

Itron Connecticut Finance, Inc.

2818 N. Sullivan Rd.

Spokane, WA 99216-1897

Itron Engineering Services, Inc.

2818 N. Sullivan Rd.

Spokane, WA 99216-1897

Itron International, Inc.

2818 N. Sullivan Rd.

Spokane, WA 99216-1897

Itron Finance, Inc.

2818 N. Sullivan Rd.

Spokane, WA 99216-1897

EMD Holding, Inc.

2818 N. Sullivan Rd.

Spokane, WA 99216-1897

Itron Electricity Metering, Inc.

313 N. Highway 11

West Union, SC 29696

Itron International Subsidiaries

Itron S.A.

66, Rue de la Villette

BAT.VIP

69425 Lyon Cedex 3

FRANCE

Itron Limited

100 New Bridge Street

London EC4V 6JA

UNITED KINGDOM

Itron Australasia Party Limited

Level 5, 33 Erskine Street

Sydney, NSW 2000

AUSTRALIA

Itron Australasia Holdings Pty. Ltd.

Level 5, 33 Erskine Street

Sydney, NSW 2000

AUSTRALIA

Itron Australasia Technologies Pty Ltd.

Level 5, 33 Erskine Street

Sydney, NSW 2000

AUSTRALIA

Itron B.C. Corporation

#220-10711 Cambie Rd.

Richmond, BC V6X3G5

CANADA

Itron Canada, Ltd.

160 Wilkinson Rd. #22

Brampton, Ontario L6T 4Z4

CANADA

Itron Canada, Inc.

2100-1075 West Georgia Street

Vancouver, BC V6E 3G2

CANADA

Itron de Mexico, S.A. de C.V.

Nogal de Castilla 7

Col. Pueblo Nuevo Alto

10640 Mexico, D.F

MEXICO

Itron Servicios, S.A. DE C.V.

Guillermo Gonzalez Camarena 1600-2E

Santa Fe, Mexico

01210, MEXICO

Itron B.V.

Teleportboulevard 110

1043-EJ Amsterdam

THE NETHERLANDS

Itron France SARL

3, rue du Colonel Moll

75017 Paris

FRANCE

SLCN Limited

2818 N. Sullivan Rd.

Spokane, WA 99216-1897

Itron Guam, Inc.

2818 N. Sullivan Rd.

Spokane, WA 99216-1897

Itron Distribucion, S.A. DE C.V.

Guillermo Gonzalez Camarena 1600-2E

Santa Fe, Mexico

01210, MEXICO

Silicon Energy Corp. (BVI), Ltd.

2818 N. Sullivan Rd.

Spokane, WA 99216-1897

Itron Inc. Taiwan

Basemont 1, 2F-SF, No. 103

Wu Kong 1st Road

Wu-Ku Industrial Park

Taipei, Hsien 248, TAIWAN